UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Securities Exchange Act of 1934

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salesforce.com, inc.

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Salesforce Proxy Supplement Spring 2018

2018 Proxy Statement Highlights Changed the timing of our annual equity award cycle to better align with the Company’s fiscal year. This resulted in a one-time pay anomaly for FY18. CEO salary and bonus target remained flat for third year in a row (no increase since FY15). Continued stockholder engagement on a year-round basis engaging >50% of shares outstanding. 2018 proxy agenda includes request to increase shares authorized under 2013 Equity Incentive Plan and proposal to establish stockholder special meeting right. 1

Company Overview The global leader in CRM Founded in 1999, public listing (NYSE: CRM) 2004. #1 CRM provider for the fifth year in a row. Fastest growing top five enterprise software company with $10.48B in revenue FY18 (25% Y/Y). Doubled operating cash flow ($1.2B—$2.7B) over the past three years (FY15—FY18) while nearly doubling revenue ($5.4B—$10.5B). Headquartered in San Francisco, with >29,000 employees focused on CRM. Integrated Philanthropy Model (1-1-1) Best Places to Work for LGBTQ Equality #1 The Future 50 The World’s Most #1 World’s Most #1 Top 50 Innovative Companies Innovative Companies Companies that Care 1. Based on IDC Worldwide Semiannual Software Tracker, April 2018. CRM Applications market includes the following IDC-defined functional markets: Sales, Customer Service, Contact Center, and 2 Marketing Applications.

The Most Complete CRM Platform Cloud-based applications for sales, service, marketing, and more COMMUNITIES Customer, partner, and employee experiences SALES SERVICE Transform sales from Drive service transformations lead to cash to loyalty COMMERCE COLLABORATION Intelligent, unified shopper Quip team collaboration platform experiences across any channel MARKETING INDUSTRIES Deliver personalized consumer World’s #1 CRM reimagined engagement at scale for your industry 3

Salesforce #1 in CRM Worldwide CRM applications 2017 market share by IDC 19.6% 7.1% 6.5% 4.0% 3.2% 2013 2014 2015 2016 2017 Source: IDC Worldwide Semiannual Software Tracker, April 2018. CRM Applications market includes the following IDC-defined functional markets: Sales, Customer Service, Contact Center, and Marketing Applications. 4

FY18 Financial Results Consistent top-line revenue and cash flow growth    Revenue $10,480M Operating Cash Flow    $8,392M $2,738M    $6,667M $2,162M $5,374M $1,672M    $1,181M    % % % %    % % % % FY15 FY16 FY17 FY18 FY15 FY16 FY17 FY18    Operating Margin    Non-GAAP Operating Margin1 1Non-GAAP operating margin excludes the effects stock-based compensation, amortization of acquisition-related intangibles, and termination of office leases. Refer to the Appendix for an explanation of non-GAAP financial measures, and why we believe these measures can be useful, as well as a reconciliation of non-GAAP financial measures to the most comparable GAAP measures.    5

Return to Stockholders Salesforce has a track record of delivering significant total stockholder returns $300    NASDAQ Computer: $277    Five-Year Cumulative Total Return Salesforce: $265 $250 NASDAQ 100: $254 $200    S&P 500 Index: $188 $150 $100 $50 $0 FY 2013 FY 2014 FY 2015 FY 2016 FY 2017 FY 2018    6

Board of Directors Ongoing and proactive board refreshment    Diverse and Dynamic Experience    10 Public Company Board Marc Benioff Keith Craig Alan Neelie Colin 8 International (CEO) Block Conway Hassenfeld Kroes Powell    7 Entrepreneurship/VC    7 Public or Large Company CEO/Executive Sanford John Bernard Robin Maynard Susan Robertson (LID) Roos Tyson Washington Webb Wojcicki 6 Software Industry    Tenure Independence Diversity 5 Sales Distribution    17% 5 Marketing/Branding 33%    42% 58% 4 Cloud Computing Technology    59% 8% 3 Finance/Accounting    83%    3 Government/Law/Military    <6 years Independent    6-12 years Non-Independent Gender & Ethnic Diversity    >12 years 1 Healthcare    7

Compensation Program Framework Align executive compensation with the interests of our stockholders Objective: Attract and retain the right talent to lead our Company in a dynamic, innovative and competitive environment Philosophy: Tie a significant portion of compensation to the performance of our common stock and other Company performance metrics of Company performance Pay Component FY 2018 Metrics Rationale Performance-Based Relative TSR To directly align our executives’ interests with those of Restricted Stock Units with absolute TSR payout cap our stockholders Restricted Stock Units Stock Price CEO LTI mix (PRSUs and stock options) establishes even Stock Options Stock Price greater emphasis on Company performance Revenue Drives achievement of key annual corporate Annual Performance-Based performance goals that align with our strategy and that Operating Cash Flow Cash Bonus are used by investors to evaluate our financial Non-GAAP Income from Operations performance Base Salary Compensation for day-to-day responsibilities 8

Equity Grant Cycle Timing Change No grants in FY18 No grants in FY18 due to equity grant cycle timing change 16 Months Caused one-time reduction to FY18 CEO and NEO total pay Not a reflection of company or individual Old New performance grant date grant date Equity grants now made shortly after end of fiscal year to better align pay and performance    November March FY18 CEO pay ratio artificially low due to grant FY17 FY19 cycle timing change Fiscal Year Fiscal Year End 2017 End 2018 9

CEO Compensation FY18 total CEO pay artificially low due to grant cycle timing change $22.1M $31.3M $39.9M $33.4M $184 $265 $100 FY13 FY14 FY15 FY16 FY17 FY18 CEO Pay Indexed TSR $24.1M Avg. Pay 10

CEO Equity Grants

No equity grant in FY18 and equity grant in FY19 reflects 16-month delay



$18.9M
$27.7M
$34.4M
$27.3M
$7.2M
$0.0M
$22.5M
$100
$141
$131
$158
$184
$265
FY13
FY14
FY15
FY16
FY17
FY18
FY19
Equity Awards
Indexed TSR

FY19 grant reflects FY18 performance and 16-month period between grants (FY 2019 equity grants cover a period of 1.33 years versus the typical period of one year).

$19.9M Average Grant (FY14-FY19)
$19.3M Average Grant (FY13-FY18)

No equity grant for 16 months (including all of FY18) as a result of a one-time change in our annual equity grant cycle. Making awards in March following our January FYE (instead of November, as in the past) allows the Compensation Committee to evaluate performance for the recently completed fiscal year when making annual equity award decisions.

[1]Note: The above chart shows how a $100 investment in Salesforce on January 31, 2013 would have grown to $265 on January 31, 2018.

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Management Proposal: Amend Certificate of Incorporation Amendment enables stockholders to call special meeting at 15% threshold The Board recommends a vote FOR amendment and restatement of the Certificate of Incorporation to implement a stockholder special meeting right. ü The Board is seeking stockholder approval of a charter amendment to establish a right allowing stockholders who own at least 15% of the Company’s common stock, and who satisfy certain procedures, to require the Company to call a special meeting of stockholders. ü The amendment, which has been carefully considered by our Board, reflects feedback received from our stockholders, in both direct dialogue and through votes on a stockholder proposal to adopt special meeting rights at our 2017 annual meeting, as well as ongoing review of our corporate governance practices and peer practices. ü The proposal strikes an appropriate balance between enhancing stockholders’ rights and adequately protecting stockholders’ interests in a manner that promotes accountability and advances the creation of long-term stockholder value. 12

Sustainability, Equality, and Philanthropy at Salesforce

The business of business is improving the state of the world

Environment

- ✓ Achieved net-zero greenhouse gas emissions
- ✓ Launched a carbon-neutral cloud
- ✓ 100% renewable energy goal
- ✓ Signed two virtual power purchase agreements in West Virginia and Texas.
- ✓ 100% renewable energy for approximately 90% of San Francisco urban campus
- ✓ Ranked second on Barron's list of the "100 Most Sustainable Companies" in 2018

Equality

- ✓ Ongoing initiatives to advance:
  - ✓ Equal pay
  - ✓ Equal advancement
  - ✓ Equal opportunity
  - ✓ Equal rights
- ✓ In FY17, initiated our Equal Pay Assessment
- ✓ Committing approximately $9 million to date to eliminate statistically significant gender-associated pay differences

salesforce.org

Philanthropy

- ✓ Pioneered 1-1-1 integrated philanthropy model, which leverages 1% of a company's equity, employee time and product to help improve communities around the world
- ✓ Given approximately $200 million to charitable organizations[1]
- ✓ Logged more than 2.6 million employee volunteer hours around the world[1]
- ✓ Provided our services to more than 34,000 nonprofit and higher education organizations for free or at a discount[1]

[1]Note: Charitable giving, employee time volunteered, and Salesforce services provided in conjunction with the Salesforce Foundation, a 501(c)(3) nonprofit organization, and Salesforce.org, a nonprofit social enterprise.

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Appendix: Non-GAAP Financial Measures 14

Non-GAAP Financial Measures This presentation includes information about non-GAAP income from operations (“non-GAAP financial measures”). These non-GAAP financial measures are measurements of financial performance that are not prepared in accordance with U.S. generally accepted accounting principles and computational methods may differ from those used by other companies. Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with the company’s consolidated financial statements prepared in accordance with GAAP. Management uses both GAAP and non-GAAP measures when planning, monitoring, and evaluating the company’s performance. The primary purpose of using non-GAAP measures is to provide supplemental information that may prove useful to investors and to enable investors to evaluate the company’s results in the same way management does. Management believes that supplementing GAAP disclosure with non-GAAP disclosure provides investors with a more complete view of the company’s operational performance and allows for meaningful period-to-period comparisons and analysis of trends in the company’s business. Further, to the extent that other companies use similar methods in calculating non-GAAP measures, the provision of supplemental non-GAAP information can allow for a comparison of the company’s relative performance against other companies that also report non-GAAP operating results. Non-GAAP income from operations excludes the impact of the following items: stock-based compensation, amortization of acquisition-related intangibles, and termination of office leases. Non-GAAP Operating Margin is the proportion of non-GAAP income from operations as a percentage of revenue and is a non-GAAP financial measure. GAAP to Non-GAAP Financial Reconciliation (in thousands) Fiscal Year Ended January 31, Non-GAAP income from operations 2018 2017 2016 2015 GAAP income (loss) from operations $ 235,768 $ 64,228 $ 114,923 $ (145,633) Plus: Amortization of purchased intangibles 286,885 225,277 158,070 154,973 Stock-based expense 997,013 820,367 593,628 564,765 Less: Operating lease termination resulting from purchase of 50 Fremont, net 0 0 (36,617) 0 Non-GAAP income from operations $ 1,519,666 $ 1,109,872 $ 830,004 $ 574,105 Revenue $ 10,480,012 $ 8,391,984 $ 6,667,216 $ 5,373,586 Non-GAAP operating margin 14.5% 13.2% 12.4% 10.7% 15

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